Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact Information:
Brad Edwards
Brainerd Communicators, Inc.
212-986-6667 edwards@braincomm.com

K-V Pharmaceutical Announces Updated Makena® Performance Metrics

Fiscal 2012 Second Quarter Form 10-Q Delayed due to Restatement of Prior Financial Statements; Restatement has No Impact on Cash Position or Loss from Operations

Company to Host Investor Conference Call on November 10th

St. Louis, MO (November 8, 2011) – K-V Pharmaceutical Company (NYSE: KV.A/ KV.B) (the “Company” or “K-V”), today reported updated performance metrics for Makena®, the only U.S. Food & Drug Administration (“FDA”) approved product indicated to reduce the risk of preterm birth in women with singleton pregnancy who have a history of a singleton spontaneous preterm birth.

Makena® was launched during March of 2011. From its launch date through October 31, 2011:

•	Approximately 7,100 vials have been shipped to Ther-Rx customers, and more than 4,700 vials have been shipped to doctors and patients;

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The average number of vials shipped per week to Ther-Rx customers increased 35% from the month of July to the month of October while the average number of vials shipped per week to doctors and patients increased nearly 13% during the same period;

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Approximately 4,300 patient referrals from over 2,700 prescribers have been made to the Makena Care Connection™ and the number of enrollments who have initiated treatments increased from the month of July to the month of October by nearly 16%;

•	Approximately 2,400 patients have either initiated treatment, are in the enrollment phase or are pending insurance approval and treatment initiation;

•	Over 200 payers, both commercial and Medicaid, have reimbursed Makena®;

•	Contracts have been reached with four commercial insurers that cover an estimated 50 million persons;

•	At least 17 states have reimbursed Makena® and K-V has signed Makena® rebate contracts with three states and two Managed Medicaid plans covering 5 to 6 million persons; and

•	Current data indicates patient co-pays are averaging approximately $11 per injection, the same or less cost than those typically associated with compounded 17P formulations.

“Our commercialization efforts remain centered on communicating the important differences between FDA-approved Makena® and compounded 17P formulations,” said Greg Divis, President and CEO of K-V Pharmaceutical and President of Ther-Rx. “We are actively engaging the physician and payer communities and the success of our focused outreach is evidenced by Makena®’s improving performance metrics. We believe our efforts are driving expanded access to Makena® while we are also successfully maintaining low out-of-pocket costs for patients.”

Restatement of Prior Financial Statements and Delay of Fiscal 2012 Second Quarter Form 10-Q

On November 7, 2011, the Company’s Audit Committee of the Board of Directors, upon recommendation from K-V management, concluded that certain previously issued financial statements did not include the proper treatment and classification for the embedded derivative feature of warrants issued in November 2010 and March 2011. Specifically, the warrants were misclassified as equity instead of as liabilities. Therefore, the Company will restate and amend previous filings as a result of the misapplication of accounting guidance relating to non-standard anti-dilution provisions in the warrants. In the restated financial statements, the warrants will be classified as liabilities beginning with the date they were first issued in November 2010 or March 2011, as applicable, with changes in the fair value being recorded as non-cash income or expense in each reporting period. However, the non-cash adjustments to correct the previous treatment and classification, in all of the affected periods, will not impact the amounts previously reported for the Company’s cash and cash equivalents, operating expenses, operating losses or cash flows.

Consequently, the Company will file an amended Annual Report on Form 10-K/A for the fiscal year ended March 31, 2011 that will contain restated financial statements for the fiscal year ended March 31, 2011, and amended Quarterly Reports on Forms 10-Q/A for the quarters ended December 31, 2010 and June 30, 2011, respectively, that will contain restated financial statements for each affected quarter. The Company expects to file all of these amended public reports within the next 30 days. Until such amended filings are made, the original filings for those periods should not be relied upon.

As a result of the need to restate prior financial statements, the Company will be unable to file its quarterly report on Form 10-Q for the quarter ended September 30, 2011 with the U.S. Securities and Exchange Commission (“SEC”) by November 9, 2011, the prescribed due date. K-V will file its fiscal 2012 second quarter 10-Q with the SEC as soon as practicable after the completion of the restatement of its prior financial statements.

Conference Call

The Company will be holding an investor conference call on Thursday, November 10, 2011 at 8:30 a.m. EST to discuss the updated Makena® performance metrics as well as other corporate developments.

Participants can listen to the conference call by dialing 866-843-0890 and providing code 9720715. To access the live webcast of the conference call, please go to the investor relations portion of the Company’s website under “Conference Calls” at www.kvpharmaceutical.com. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection.

A replay of the call will also be available for seven days by calling 877-344-7529 and providing code 10006439. An archived version of the webcast will be accessible for 30 days at www.kvpharmaceutical.com.

About K-V Pharmaceutical Company

K-V Pharmaceutical Company is a specialty branded pharmaceutical company with a primary focus in the area of women’s healthcare. As such, we are committed to advancing the health of women across all the stages of their lives.

For further information about K-V Pharmaceutical Company, please visit the Company’s corporate Website at www.kvpharmaceutical.com.

Cautionary Note Regarding Forward-looking Statements

This release contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and which may be based on or include assumptions concerning our operations, future results and prospects. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including, without limitation, statements about product launches, governmental and regulatory actions and proceedings, market position, revenues, expenditures and the impact of the recall and suspension of shipments on revenues, adjustments to the financial statements, the filing of amended SEC filings, and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, we provide the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions. Such factors include (but are not limited to) the following:

(1)	our ability to continue as a going concern, as discussed in Note 3—“Going Concern and Liquidity Considerations” in the Notes to the Consolidated Financial Statements included in Part I, Item 1 of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011;

(2)	risks associated with the introduction and growth strategy related to the Company’s Makena® product, including:

(a)	the impact of competitive, commercial payor, governmental (including Medicaid program), physician, patient, public or political responses and reactions, and responses and reactions by medical professional associations and advocacy groups, on the Company’s sales, marketing, product pricing, product access and strategic efforts;

(b)	the possibility that the benefit of any period of exclusivity resulting from the designation of Makena® as an orphan drug may not be realized as a result of U.S. Food and Drug Administration (the “FDA”)’s decision to decline to take enforcement action with regards to compounded alternatives;

(c)	the Center for Medicare and Medicaid Services’ (“CMS”) policy regarding Medicaid reimbursement for Makena®, and the resulting coverage decisions for Makena® by various state Medicaid and commercial payors;

(d)	the satisfaction or waiver of the terms and conditions for our continued ownership of the full U.S. and worldwide rights to Makena® set forth in the previously disclosed Makena® acquisition agreement, as amended, including a $107.5 million scheduled payment by us for those rights; and

(e)	the number of preterm births for which Makena® may be prescribed, its safety and side effects profiles and acceptance of pricing;

(3)	the possibility of delay or inability to obtain FDA approvals of Clindesse® and Gynazole-1® and the possibility that any product relaunch may be delayed or unsuccessful;

(4)	risks related to compliance with various agreements and settlements with governmental entities which are discussed in Part I, Item 2— “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA Consent Decree” of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, including:

(a)	the consent decree between the Company and the FDA and the Company’s suspension in 2008 and 2009 of the production and shipment and the nationwide recall of all of the products that it formerly manufactured, as well as the related material adverse effect on our revenue, assets and liquidity and capital resources;

(b)	the agreement between the Company and the Office of Inspector General of the U.S. Department of Health and Human Services (“HHS OIG”) to resolve the risk of potential exclusion of the Company from participation in federal healthcare programs; and

(c)	our ability to comply with the plea agreement between a now-dissolved subsidiary of the Company and the U.S. Department of Justice;

(5)	the availability of raw materials and/or products manufactured for the Company under contract manufacturing agreements with third parties;

(6)	risks that the Company may not ultimately prevail in, or that insurance proceeds, if any, will be insufficient to cover potential losses that may arise from, litigation discussed in Note 16—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements included in Part I, Item 1 of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, including:

(a)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals;

(b)	product liability lawsuits;

(c)	lawsuits pertaining to indemnification and employment agreement obligations involving the Company and its former Chief Executive Officer;

(d)	the possibility that the pending lawsuits and investigation by HHS OIG regarding potential false claims under Title 42 of the U.S. Code could result in significant civil fines or penalties, including exclusion from participation in federal healthcare programs such as Medicare and Medicaid and the possibility; and

(e)	challenges to our intellectual property rights by actual or potential competitors and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company;

(7)	the possibility that our current estimates of the financial effect of previously announced product recalls could prove to be incorrect;

(8)	risks related to the Company’s highly leveraged capital structure discussed in Part I, Item 2— “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, including:

(a)	the risk that the maturities of our debt obligations may be accelerated due to our inability to comply with covenants and restrictions contained in our loan agreements, including as a result of unanticipated delays in filing restated financial statements and related reports;

(b)	restrictions on the ability to increase our revenues through certain transactions, including the acquisition or in-licensing of products; and

(c)	risks that present or future changes in the Board of Directors may lead to an acceleration of the maturities of the Company’s debt;

(9)	the risks of unexpected delays in our ability to file restated financial statements and related reports;

(10)	the risk that we may not be able to satisfy the quantitative listing standards of the New York Stock Exchange, including with respect to minimum share price and public float;

(11)	the possibility that default on one type or class of the Company’s indebtedness could result in cross default under, and the acceleration of, its other indebtedness; and

(12)	the risks detailed from time to time in the Company’s filings with the SEC. This discussion is not exhaustive, but is designed to highlight important factors that may impact our forward-looking statements.

Because the factors referred to above, as well as the statements included in Part I, Item 1A—“Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, and Part II, Item 1A—“Risk Factors,” and Part I, Item 2—“Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, and Part II, Item 1A under our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, as supplemented by our subsequent SEC filings. Further, any forward-looking statement speaks only as of the date on which it is made and we are under no obligation to update any of the forward-looking statements after the date of this release. New factors emerge from time to time, and it is not possible for us to predict which factors will arise, when they will arise and/or their effects. In addition, we cannot assess the impact of each factor on our future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.